UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                October 29, 2008

                                TriCo Bancshares
             (Exact name of registrant as specified in its charter)

       California                   0-10661                   94-2792841
------------------------        ---------------          --------------------
     (State or other         (Commission File No.)         (I.R.S. Employer
     jurisdiction of                                      Identification No.)
incorporation or organization)

                 63 Constitution Drive, Chico, California 95973
--------------------------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:(530) 898-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 [ ] Written  communications  pursuant to Rule 425 under the  Securities Act (17
     CFR 230.425)

 [ ] Soliciting  material pursuant to rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

 [ ] Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

 [ ] Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))


Item 2.02:  Results of Operations and Financial Condition
---------------------------------------------------------

On October 29, 2008, TriCo Bancshares announced its quarterly earnings for the period ended September 30, 2008. A copy of the press release is attached as
Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01: Exhibits
-------------------

(c)  Exhibits

         99.1  Press release dated October 29, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            TRICO BANCSHARES

Date:  October 29, 2008       By:  /s/ Thomas J. Reddish
                                   --------------------------------------
                                   Thomas J. Reddish, Executive Vice
                                   President and Chief Financial Officer
                                   (Principal Financial and Accounting Officer)



INDEX TO EXHIBITS

Exhibit No.                Description
-----------                --------------------------------------------

    99.1                   Press release dated October 29, 2008

PRESS RELEASE                                     Contact:   Richard P. Smith
For Immediate Release                             President & CEO (530) 898-0300

                  TRICO BANCSHARES ANNOUNCES QUARTERLY EARNINGS
CHICO, Calif. - (October 29, 2008) - TriCo Bancshares (NASDAQ: TCBK), parent company of Tri Counties Bank, today announced quarterly earnings of $6,235,000 for the quarter ended September 30, 2008. This represents an 8.2% decrease when compared with earnings of $6,793,000 for the quarter ended September 30, 2007. Diluted earnings per share for the quarter ended September 30, 2008 decreased 7.1% to $0.39 from $0.42 for the quarter ended September 30, 2007. The decrease in earnings from the prior year quarter was primarily due to the Company's decision to increase by $1,900,000 the provision for loan losses to $2,600,000 that was partially offset by an $879,000 increase in net interest income to $22,719,000 for the quarter ended September 30, 2008.

Total assets of the Company increased $22,944,000 (1.2%) to $1,976,467,000 at September 30, 2008 from $1,953,523,000 at September 30, 2007. Total loans of the Company increased $28,160,000 (1.8%) to $1,563,236,000 at September 30, 2008
from $1,535,076,000 at September 30, 2007. Total deposits of the Company increased $31,699,000 (2.1%) to $1,563,841,000 at September 30, 2008 from
$1,532,142,000 at September 30, 2007. Diluted earnings per share for the nine months ended September 30, 2008 and 2007 were $0.78 and $1.22, respectively, on earnings of $12,557,000 and $19,992,000, respectively.

Net interest income on a fully tax-equivalent (FTE) basis during the third quarter of 2008 increased $858,000 (3.9 %) from the same period in 2007 to $22,899,000. The increase in net interest income (FTE) was due to a $84,463,000 (4.9%) increase in average balances of interest-earning assets to $1,806,010,000 that was substantially offset by a 0.05% decrease in net interest margin (FTE) to 5.07%.

The Company provided $2,600,000 for loan losses in the third quarter of 2008 versus $700,000 in the third quarter of 2007. In the third quarter of 2008, the Company recorded $2,293,000 of net loan charge-offs versus $560,000 of net loan charge-offs in the third quarter of 2007. Included in the $2,293,000 of net loan charge-offs during the third quarter of 2008 were $1,000,000 on home equity lines and loans and $910,000 on auto indirect loans.

At September 30, 2008, the sum of the Company's allowance for loan losses of $24,588,000 and the reserve for unfunded commitments of $3,365,000 represented 164% of non-performing loans net of government agency guarantees. Non-performing loans, defined as non-accruing loans and accruing loans delinquent 90 days or more, net of government guarantees at September 30, 2008 increased $2,233,000 (15.1%) to $17,041,000 from $14,808,000 at June 30, 2008.

Noninterest income for the third quarter of 2008 decreased $55,000 (0.8%) from the third quarter of 2007, mainly due to a $430,000 decrease in the value of mortgage servicing rights to a negative $571,000 from a negative $141,000 in the third quarter of 2007. The negative impact of the decrease in the value of mortgage servicing rights was partially offset by a $261,000 (6.8%) increase in service charges on deposit accounts to $4,080,000, and a $148,000 (14.6%) increase in ATM fees and interchange to $1,164,000. The increases in service charges on deposit accounts and ATM fees and interchange revenue were primarily due to increased numbers of customers. The following table summarizes the components of noninterest income for the quarters ended September 30, 2008 and 2007 (dollars in thousands).


                                                          Three months ended
                                                             September 30,
                                                      -------------------------
                                                       2008             2007
                                                      -------------------------

     Service charges on deposit accounts              $4,080            $3,819
     ATM fees and interchange revenue                  1,164             1,016
     Other service fees                                  551               523
     Change in value of mortgage servicing rights       (571)             (141)
     Gain on sale of loans                               341               211
     Commissions on sale of
       nondeposit investment products                    594               583
     Increase in cash value of life insurance            360               405
     Other noninterest income                            273               431
                                                      ------------------------
     Total noninterest income                         $6,792            $6,847
                                                      ========================

Noninterest expense for the third quarter of 2008 decreased $163,000 (1.0%) compared to the third quarter of 2007. Salaries and benefits expense increased $456,000 (5.1%) to $9,431,000 due to increases in all areas including salaries, commissions and incentives, and benefits. Other noninterest expense decreased $619,000 (8.0%) due to decreases over a broad range of other expense categories. The following table summarizes the components of noninterest expense for the quarters ended September 30, 2008 and 2007 (dollars in thousands).

                                                         Three months ended
                                                            September 30,
                                                     -------------------------
                                                       2008             2007
                                                     -------------------------
     Base salaries, net of
        deferred loan origination costs               $6,331           $6,143
     Incentive compensation                              675              451
     Benefits and other compensation costs             2,425            2,38
                                                     -------------------------
        Total salaries and benefits expense            9,431            8,975
                                                     -------------------------
     Occupancy                                         1,289            1,178
     Equipment                                         1,017            1,052
     Data processing and software                        600              564
     ATM network charges                                 506              463
     Advertising and marketing                           451              620
     Telecommunications                                  402              412
     Professional fees                                   300              408
     Courier service                                     258              285
     Postage                                             185              178
     Intangible amortization                             133              122
     Assessments                                         118               82
     Operational losses                                   81              128
     Provisions for losses - unfunded commitments       (100)               0
     Other                                             1,918            2,285
                                                     ------------------------
     Total other noninterest expense                   7,158            7,777
                                                     ------------------------
     Total noninterest expense                       $16,589          $16,752
                                                     ========================
     Average full time equivalent staff                  668              646
     Noninterest expense to revenue (FTE)              55.89%          58.01%


As of September 30, 2008, the Company had repurchased 166,600 shares of its common stock under its stock repurchase plan announced on August 21, 2007, which left 333,400 shares available for repurchase under the plan.

Richard Smith, President and Chief Executive Officer commented, "We are pleased with our performance during the 3rd quarter of 2008, as we continue to grow earnings per share, increase our capital levels, maintain strong credit quality and carefully manage our resources to maintain a safe and sound banking institution during these challenging economic times. We are benefiting and taking advantage of market disruptions and recent consolidations within the financial industry and as a result we continue to grow and expand our customer base throughout our branch network. During the quarter, we increased loan balances by $19.9 million and our deposits increased by $52.8 million."

In addition to the historical information contained herein, this press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The reader of this press release should understand that all such forward-looking statements are subject to various uncertainties and risks that could affect their outcome. The Company's actual results could differ materially from those suggested by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, variances in the actual versus projected growth in assets, return on assets, interest rate fluctuations, economic conditions in the Company's primary market area, demand for loans, regulatory and accounting changes, loan losses, expenses, rates charged on loans and earned on securities investments, rates paid on deposits, competition effects, fee and other noninterest income earned as well as other factors detailed in the Company's reports filed with the Securities and Exchange Commission which are incorporated herein by reference, including the Form 10-K for the year ended December 31, 2007. These reports and this entire press release should be read to put such forward-looking statements in context and to gain a more complete understanding of the uncertainties and risks involved in the Company's business. Any forward-looking statement may turn out to be wrong and cannot be guaranteed. The Company does not intend to update any of the forward-looking statements after the date of this release.

TriCo Bancshares and Tri Counties Bank are headquartered in Chico, California. Tri Counties Bank has a 33-year history in the banking industry. Tri Counties Bank operates 32 traditional branch locations and 25 in-store branch locations in 23 California counties. Tri Counties Bank offers financial services and provides a diversified line of products and services to consumers and businesses, which include demand, savings and time deposits, consumer finance, online banking, mortgage lending, and commercial banking throughout its market area. It operates a network of 64 ATMs and a 24-hour, seven days a week telephone customer service center. Brokerage services are provided at the Bank's offices by the Bank's association with Raymond James Financial, Inc. For further information please visit the Tri Counties Bank web-site at http://www.tricountiesbank.com.

                                TRICO BANCSHARES - CONSOLIDATED FINANCIAL DATA
                              (Unaudited. Dollars in thousands, except share data)
                                                                           Three months ended
                                          -------------------------------------------------------------------------------------
                                                September 30,     June 30,       March 31      December 31    September 30,
                                                   2008            2008           2008          2007           2007
                                          -------------------------------------------------------------------------------------
Statement of Income Data
Interest income                                    $29,971        $30,332        $31,130        $32,179         $32,442
Interest expense                                     7,252          7,471          9,765         10,869          10,602
Net interest income                                 22,719         22,861         21,365         21,310          21,840
Provision for loan losses                            2,600          8,800          4,100          1,350             700
Noninterest income:
      Service charges and fees                       5,224          5,826          5,128          5,546           5,218
      Other income                                   1,568          1,454          1,722          1,568           1,629
Total noninterest income                             6,792          7,280          6,850          7,114           6,847
Noninterest expense:
      Base salaries net of deferred
          loan origination costs                     6,331          6,316          6,333          6,504           6,143
      Incentive compensation expense                   675            830            560            873             451
      Employee benefits and other
         compensation expense                        2,425          2,499          2,587          2,353           2,381
         Total salaries and benefits expense         9,431          9,645          9,480          9,730           8,975
      Intangible amortization                          133            133            122            122             122
      Provision for losses -
       unfunded commitments                           (100)           550            825             50               -
      Other expense                                  7,125          7,516          7,146          7,849           7,655
Total noninterest expense                           16,589         17,844         17,573         17,751          16,752
Income before taxes                                 10,322          3,497          6,542          9,323          11,235
Net income                                          $6,235         $2,274         $4,048         $5,701          $6,793
Share Data
Basic earnings per share                             $0.40          $0.14          $0.26          $0.36           $0.43
Diluted earnings per share                            0.39           0.14           0.25           0.35            0.42
Book value per common share                          12.14          11.86          12.02          11.87           11.50
Tangible book value per common share                $11.10         $10.81         $10.97         $10.82          $10.44
Shares outstanding                              15,744,881     15,744,881     15,744,950     15,911,550      15,891,300
Weighted average shares                         15,744,881     15,744,881     15,842,085     15,908,151      15,889,061
Weighted average diluted shares                 15,951,668     15,953,288     16,081,722     16,265,571      16,310,631
Credit Quality
Non-performing loans, net of
       government agency guarantees                $17,041        $14,808         $9,850         $7,511          $7,507
Other real estate owned                              1,178          1,178            836            187             187
Loans charged-off                                    2,578          4,176          2,385          1,425             843
Loans recovered                                       $285           $274           $337           $267            $283
Allowance for losses to total loans(1)               1.79%          1.80%          1.44%          1.25%           1.25%
Allowance for losses to NPLs(1)                       164%           187%           226%           259%            255%
Allowance for losses to NPAs(1)                       153%           174%           209%           252%            249%
Selected Financial Ratios
Return on average total assets                       1.26%          0.46%          0.81%          1.17%           1.44%
Return on average equity                            13.04%          4.74%          8.37%         12.08%          14.92%
Average yield on loans                               6.92%          6.99%          7.22%          7.64%           7.93%
Average yield on interest-earning assets             6.68%          6.71%          6.80%          7.29%           7.58%
Average rate on interest-bearing liabilities         2.06%          2.11%          2.78%          3.16%           3.18%
Net interest margin (fully tax-equivalent)           5.07%          5.06%          4.74%          4.85%           5.12%
Total risk based capital ratio                       12.4%          12.3%          12.1%          11.9%           11.7%
Tier 1 Capital ratio                                 11.1%          11.0%          10.9%          10.9%           10.7%
(1)      Allowance for losses includes allowance for loan losses and reserve for unfunded commitments.

                                TRICO BANCSHARES - CONSOLIDATED FINANCIAL DATA
                              (Unaudited. Dollars in thousands, except share data)
                                                                           Three months ended
                                          ------------------------------------------------------------------------------------
                                                September 30,     June 30,       March 31,       December 31,    September 30,
                                                   2008             2008           2008             2007              2007
                                          ------------------------------------------------------------------------------------
Balance Sheet Data
Cash and due from banks                             $67,300         $76,658         $74,713         $88,798         $70,791
Federal funds sold                                        -               -               -               -             488
Securities, available-for-sale                      241,900         253,129         272,276         232,427         239,242
Federal Home Loan Bank Stock                          9,147           9,010           8,885           8,766           8,652
Loans
      Commercial loans                              189,837         178,104         157,832         164,815         165,559
      Consumer loans                                513,132         518,200         525,065         535,819         542,875
      Real estate mortgage loans                    770,553         751,651         729,704         716,013         697,670
      Real estate construction loans                 89,714          95,369         135,343         135,319         128,972
Total loans, gross                                1,563,236       1,543,324       1,547,944       1,551,966       1,535,076
Allowance for loan losses                           (24,588)        (24,281)        (19,383)        (17,331)        (17,139)
Premises and equipment                               19,094          19,580          20,069          20,492          20,804
Cash value of life insurance                         46,061          45,701          45,341          44,981          44,751
Goodwill                                             15,519          15,519          15,519          15,519          15,519
Intangible assets                                       786             920           1,053           1,176           1,298
Other assets                                         38,012          40,930          32,933          33,827          34,041
Total assets                                      1,976,467       1,980,490       1,999,350       1,980,621       1,953,523
Deposits
      Noninterest-bearing demand deposits           334,015         347,336         358,684         378,680         345,467
      Interest-bearing demand deposits              228,441         215,530         216,478         216,952         214,726
      Savings deposits                              374,640         382,918         398,763         383,226         386,866
      Time certificates                             626,745         565,269         554,550         566,365         585,083
Total deposits                                    1,563,841       1,511,053       1,528,475       1,545,223       1,532,142
Federal funds purchased                              67,000         123,750         102,300          56,000          66,000
Reserve for unfunded commitments                      3,365           3,465           2,915           2,090           2,040
Other liabilities                                    30,048          29,250          31,355          31,066          29,382
Other borrowings                                     79,873          85,048         103,767         116,126          99,996
Junior subordinated debt                             41,238          41,238          41,238          41,238          41,238
Total liabilities                                 1,785,365       1,793,804       1,810,050       1,791,743       1,770,798
Total shareholders' equity                          191,102         186,686         189,300         188,878         182,725
Accumulated other
      comprehensive gain (loss)                      (2,455)         (2,980)             25          (1,552)         (3,628)
Average loans                                     1,549,009       1,546,257       1,535,357       1,530,729       1,517,419
Average interest-earning assets                   1,806,010       1,819,222       1,817,212       1,776,770       1,721,547
Average total assets                              1,974,392       1,986,674       1,988,666       1,949,096       1,891,992
Average deposits                                  1,545,435       1,507,252       1,511,604       1,545,369       1,499,793
Average total equity                               $191,211        $192,005        $193,449        $188,753        $182,080
